UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 19, 2014

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Safeway Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.
On February 19, 2014, we issued our earnings press release for the fourth fiscal quarter and full year 2013. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“Adjusted EBITDA” which is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	LIFO (income) expense;

•	Share-based employee compensation;

•	Property impairment charges;

•	Equity in earnings of unconsolidated affiliate;

•	Dividend from unconsolidated affiliate; and

•	Impairment of notes receivable.

•	“Pro forma adjusted EBITDA” which is defined as Adjusted EBITDA, excluding the following:

•	Loss from foreign currency translation (for 2013);

•	Gain on reduction of contingent consideration from Cardpool acquisition (net of noncontrolling interest of $3.8 million) (for 2013);

•	Charges (gains) for legal reserves;

•	Blackhawk distribution expense triggered by IPO (for 2013): and

•	Gain on sale of equity investments (for 2013).

•
“free cash flow” which is calculated as net cash flow from operating activities, as adjusted to exclude payables related to third-party gift cards, net of receivables (for 2013 and 2012), less net cash flow used by investing activities, as adjusted (for 2013) to exclude cash used by investments and business acquisitions. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less our commission, to card partners. Because this cash flow is temporary, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. We add back cash used by investments and business acquisitions to our calculation of free cash flow in order to provide a more accurate indication of our capacity to apply our available free cash flow to its intended uses.

•
“diluted earnings per share from continuing operations, adjusted for unusual items” which is calculated as diluted earnings per share from continuing operations, net of tax, as reported, excluding the following:

•	Loss from foreign currency translation (for 2013);

•	Impairment of notes receivable (for 2013);

•	Gain on reduction of contingent consideration from Cardpool acquisition (net of noncontrolling interest of $3.8 million) (for 2013);

•	Impairment of warehouse information software project in third quarter 2013;

•	Charges for legal reserves in second quarter 2013;

•	Gain on sale of investments in second quarter 2013;

•	Blackhawk distribution expense triggered by IPO in second quarter 2013;

•	Reduction of tax expense due to resolution of federal income tax matters in first quarter 2013;

•	Deferred taxes reversed on corporate-owned life insurance (COLI) polices in first quarter 2013; and

•	Gain from legal settlements in the fourth quarter of 2012.
Reconciliations of "Adjusted EBITDA" and "Pro forma adjusted EBITDA" to the most directly comparable GAAP financial measure – income from continuing operations – are provided in the press release. Reconciliations of “free cash flow” to GAAP cash flow for fiscal 2013, fiscal 2012 and the guidance range for fiscal 2014 are also provided in the press release, as are reconciliations of “diluted earnings per share from continuing operations, adjusted for unusual items,” for the fourth quarters of fiscal 2012 and 2013 and for fiscal 2012 and 2013. Each of these non-GAAP financial measures provides information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.
Management believes that "free cash flow, " “Adjusted EBITDA” and "Pro forma adjusted EBITDA" are useful measures of operating performance that facilitate management’s evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the other enumerated items from "Adjusted EBITDA" and "Pro forma adjusted EBITDA" provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow. Our estimate of the range of free cash flow for 2014 (without giving effect to cash flow related to Blackhawk Network's gift card payables and receivables) is used by management as a baseline for estimating our 2014 free cash flow. Management is unable to estimate the effect that Blackhawk Network's gift card payables and receivables will have on free cash flow for 2014, and therefore is not able to provide any reconciliation of such amounts to the most directly comparable GAAP financial measure.
Management believes that “Adjusted EBITDA” and "Pro forma adjusted EBITDA" also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, impairment charges, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management’s experience, whether a store is new or is fully or mostly depreciated does not necessarily correlate to the contribution that such store makes to operating performance.
Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” and "Pro forma adjusted EBITDA" as important measures of our operating performance and that of other companies in our industry.
"Free cash flow, " “Adjusted EBITDA” and "Pro forma adjusted EBITDA" are useful indicators of our ability to fund share repurchases and pay dividends that management believes will enhance stockholder value. Adjusted EBITDA and "Pro forma adjusted EBITDA" also are useful indicators of cash available for investing activities.

The exclusions included in “diluted earnings per share from continuing operations, adjusted for unusual items,” relate to certain unusual or nonrecurring items. Management believes that excluding these items provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such benefits were realized or charges were incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the organizational structure that we have. Management also believes that investors, analysts and other interested parties view our “diluted earnings per share from continuing operations, adjusted for unusual items,” as an indicator of our ongoing operating performance.

These non-GAAP financial measures should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on our Consolidated Statements of Cash Flows (unaudited) as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “Adjusted EBITDA,” "Pro forma adjusted EBITDA" and “free cash flow” differently than we do, limiting their usefulness as comparative measures.
Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	“Adjusted EBITDA” does not reflect changes in, or cash requirements for, our working capital needs;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these and other limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these and other limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated February 19, 2014 of Safeway Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

February 19, 2014	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated February 19, 2014 of Safeway Inc.